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                                                                    EXHIBIT 11.1

                 GT INTERACTIVE SOFTWARE CORP. AND SUBSIDIARIES

                  COMPUTATION OF PRO FORMA EARNINGS PER SHARE
                     (in thousands, except per share data)

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
                                                                                FOR YEAR ENDED
                                                                               DECEMBER 31, 1995
                                                                               -----------------
Pro forma net income.......................................................         $18,628
                                                                                    =======
Pro forma weighted average number of shares outstanding:
  Actual...................................................................          59,305
  Dilutive impact of shares issued during the period and treated as being
     outstanding throughout the periods presented..........................           1,777
                                                                                    -------
                                                                                     61,082
                                                                                    -------
Pro forma net income per share.............................................         $  0.30
                                                                                    =======
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